                                                                    EXHIBIT 10.7

LEASE AGREEMENT

This Lease Agreement ("Lease") is made and entered into by and between OPAL DEVELOPMENT, INC. ("Lessor") and TOWER FINANCIAL CORPORATION ("Lessee") under the following circumstances and in consideration of the mutual terms, covenants, and agreements set forth below:

ARTICLE I
Lease Premises and Building

Section 1. 1. Grant of Lease. Lessor does hereby lease to Lessee and Lessee does hereby lease from Lessor, the real estate and improvements located in Huntington County, Indiana, commonly known as Suite 105, 2855 Northpark Avenue, Huntington, Indiana, which Suite comprises approximately 1200 square feet of an office building development, the legal description of which and the location of said office building, parking areas, drives, sidewalks, entrances, and all other common areas and facilities is set forth on Exhibit "A" attached hereto and made a part hereof, and for convenience shall hereafter be referred to as the "Premises".

Section 1. 2. Definition of Premises. The lease of the Premises herein shall be deemed to include the leasing of all of Lessor's rights, privileges, and appurtenances in and to the Premises.

ARTICLE II
Term of Lease

Section 2.1. Term. Subject to the provisions of Section 2.2, the term of this Lease shall be for three (3) years, commencing on March 1, 1999, and ending on the 28th day of February, 2002 (hereinafter referred to as "Lease Term"); provided however, that 1) Lessee shall be given at least partial occupancy (a minimum of two offices) of the Premises no later than February 15, 1999, while Lessor completes remodeling of the remainder of the Premises (See Section 5.1); and 2) the Lease Term may be terminated prior to its expiration by mutual agreement of Lessor and Lessee.

Section 2.2. Renewal/Extension. Lessor grants Lessee the right of one renewal term for three (3) additional years (the "Renewal Term") on the same terms and conditions as during the Lease Term except that the monthly rental shall be determined at the outset of this Renewal Term by adjusting the base rent of $1,000.00 per month upward or downward, as applicable, by the percentage upward or downward change in the Consumer Price Index for all Urban consumers, U.S. City Average, All Items (1967 = 100), or its successor as published from time to time by the Bureau of Labor Statistics of the United States Department of Labor (hereinafter referred to as the "Consumer Price Index"), using the Index published during the months of March, 1999, and January, 2002. In order to preserve and enforce this right of renewal, Lessee shall notify Lessor no later than six (6) months prior to expiration of the Lease Term.

ARTICLE III
Rent, Manner of Payment, and Real Estate Taxes

Section 3.1. Rent. As rent for the Premises, Lessee agrees to pay Lessor the sum of Twelve Thousand and No/100 Dollars($12,000.00) per annum throughout the term of this Lease. Said rent shall be due and payable in advance in equal monthly installments of One Thousand and No/100 Dollars ($1,000.00), commencing on the March 1, 1999 and continuing on the first day of each succeeding month thereafter to and including the last month of the Lease Term. The monthly payment shall be pro rated in the event the Lease Term does not commence on the first day of the month or end on the last day of the month. In addition to the monthly payment, Lessee shall also be responsible for payment of "Additional Rent" as hereinafter defined. It is agreed by Lessor and Lessee that the rent accrues on a yearly basis in the amount designated above and is payable on a monthly basis as heretofore set forth.

Section 3.2. The rent specified in this Lease shall be net to Lessor in each year during the Lease Term. Accordingly, except as provided herein, Lessee shall pay all expenses and obligations arising out of or related to the Premises which may arise or become due during the Lease Term (hereinafter referred to as "Additional Rent"), and Lessee shall indemnify and hold the Lessor harmless against any such expenses and obligations. Additional Rent shall include, but is not limited to, all taxes and assessments either levied against and/or attributable to the Premises, or personal property located within the Premises during the Lease Term, all bills and charges for insurance, maintenance, water, sewage, waste disposal, gas, electricity and heating costs, which may be assessed or charged against the Premises or any occupant thereof during the term of this Lease or any extension thereof. The Additional Rent shall be paid by Lessee as it becomes due and owing. Lessee, from time to time and upon request by Lessor, shall provide Lessor with such documentation evidencing Lessee's payment of Additional Rent.

Section 3.3. Late Payment. If the full amount of any monthly rent payment is not received by Lessor on or before ten (10) days after the due date of each month, then a late charge equal to five percent (5%) of the unpaid amount of each installment shall be immediately due and payable.

Section 3.4. Place of Payment. All sums payable to Lessor shall be paid to Lessor at 2859 Northpark Avenue, Suite 213, Huntington, Indiana 46750 or at such other address as Lessor shall designate to Lessee in writing.

Section 3.5. Personal Property Taxes. All sums received by Lessor shall be applied first to rent due and unpaid, second to any late charges due and unpaid and finally to any other sums due hereunder.

ARTICLE IV
Occupancy and Use

Section 4.1. Permitted Use. Lessee shall use the Premises for non-retail office purposes only. Lessee shall not use the Premises for any other purpose without the prior written consent of Lessor. Nor shall Lessee conduct any business or activity upon or within the Premises, or any part thereof, which violates applicable statutory or local laws or ordinances, including those which govern the use and operation of the Premises.

Section 4.2. Insurance Rates. No use shall be made of the Premises which will increase the existing rate of insurance upon the Premises, or cause a cancellation of any insurance covering said Premises, or any part thereof; nor shall Lessee sell or permit to be kept, used or sold in or about the Premises, any article which may be prohibited by the standard form of fire insurance policy maintained by Lessor for the Premises.

Section 4.3. Waste. Lessee shall not commit or allow to be committed any waste or nuisance upon the Premises, nor shall Lessee operate its business within the Premises for any illegal, improper or immoral purpose.

Section 4,4. Lessor, for himself, and for his heirs and assigns, hereby covenants and agrees with Lessee that said Lessee, paying the rents, and keeping and performing the covenants of this lease on his part to be kept and performed, shall peaceably and quietly hold, occupy and enjoy said Premises during said term, without any hindrance or molestation by Lessor or any person or persons lawfully claiming under or through Lessor.

ARTICLE V
Acceptance of Premises

Section 5.1. The Premises shall be improved at Lessor's sole cost and expense consistent with and pursuant to the drawings and specifications attached hereto as Exhibit B. Lessor agrees to proceed with diligence with the remodeling and completion of said improvements and to complete all such work no later than March 1, 1999, subject to delays caused by strikes, acts of God, actions of governmental authority, or any other acts or causes beyond Lessor's control. In the event the remodeling of the Premises is not substantially completed by March 1, 1999 so as to enable Lessee to occupy and operate its business from all of the Premises, Lessee shall be entitled to terminate this Lease without penalty or liability to Lessor, to recover as liquidated damages from Lessor $100 per day until such time as the remodeling is substantially complete and Lessee can reasonably operate its business from the Premises, and/or for all other relief available under this Lease, by law, or in equity.

Section 5.2. Lessor shall give Lessee notice when the Premises are ready for occupancy and delivery, but said notice shall not be later than February 15, 1999. Immediately after the giving of said notice, Lessee shall have the right to enter the Premises for the purpose of installing its fixtures and equipment and otherwise preparing the Premises for Lessee's occupancy, provided Lessee shall not interfere with nor obstruct the construction contractor in the performance and completion of the construction of the Premises or of the building of which the Premises are a part.

Section 5.3. Lessee has the right to inspect the Premises prior to occupancy. If Lessee does not notify Lessor to the contrary within thirty (30) days after occupancy of the Premises (as improved by Lessor), Lessee shall be deemed to have acknowledged that the said Premises are in satisfactory condition.

ARTICLE VI
Services, Alterations and Repairs

Section 6.1. Repairs and Services. Except as provided herein, Lessor agrees to repair, and, if necessary, replace all heating, ventilation, and air conditioning systems for the Premises, in a condition comparable to that existing at the time of commencement of the Lease Term, except for damages caused by Lessee, its employees or invitees in excess of ordinary wear and tear, for which Lessee shall be responsible. Lessee shall pay for all ordinary maintenance, upkeep and use for all heating, air conditioning, electricity, water and sewer and gas for the Premises.

Section 6-2. Compliance with Laws and Regulations.

(a) Lessor shall not be liable or responsible for ensuring that any alterations, additions, repairs, improvements, or decorations to the Premises made by Lessee are in conformance with any federal, state, or local laws, regulations, or ordinances, including, but not limited to, the Americans With Disabilities Act of 1990, 42 U.S.C. ss.12101, et seq. It shall be Lessee's responsibility to comply with all federal, state or local laws, including the Americans With Disabilities Act, and Lessee agrees to indemnify and hold Lessor harmless from any fines, penalties, charges, assessments, liabilities, or expenses incurred by Lessor, or assessed against the Premises as a result of Lessee's failure to conform alterations, additions, repairs, improvements, or decorations with any federal, state, or local laws, regulations, or ordinances as provided in this subparagraph.

(b) Lessee shall not be liable or responsible for ensuring that any alterations, additions, repairs, improvements, or decorations to the Premises made by Lessor are in conformance with any federal, state, or local laws, regulations, or ordinances, including, but not limited to, the Americans With Disabilities Act of 1990, 42 U.S.C. ss.12101, et seq. It shall be Lessor's responsibility to comply with all federal, state or local laws, including the Americans With Disabilities Act, and Lessor agrees to indemnify and hold Lessee harmless from any fines, penalties, charges, assessments, liabilities, or expenses incurred by Lessee, or assessed against the Premises as a result of Lessor's failure to conform alterations, additions, repairs, improvements, or decorations with any federal, state, or local laws, regulations, or ordinances as provided in this subparagraph.

(c) Lessor shall be responsible for compliance of the Americans With Disabilities of 1990, 42 U.S.C. ss.12101, et seq. as such statutory and regulatory provisions pertain to the Premises and the improvements thereon as they exist as of February 15, 1999. Any alterations, additions, repairs, improvements or decorations to the Premises which occur subsequent to February 15, 1999 shall be governed by the provisions of subparagraphs (a) and (b) above.

Section 6.3. Liens. Lessee shall have no power or authority to create any lien or to permit any lien to attach to the Premises. In the event that a lien should be filed against the Premises by any contractor, sub-contractor, mechanic, laborer, or materialman retained by Lessee, then Lessee shall, within thirty
(30) days after notice of filing thereof take reasonable steps to cause the same to be discharged of record. In addition, Lessee shall, within ten (10) business days after request therefore by Lessor, furnish Lessor with a bond or other indemnity satisfactory to Lessor, in order to secure removal of any such lien. Lessee shall not affix or cause to be affixed to the Premises, including the windows thereof, any sign, advertisement or notice without the prior written consent of Lessor. In the absence of a written agreement to the contrary, all alterations, repairs or improvements, except moveable trade fixtures, office equipment and equipment of Lessee, shall be and remain the property of Lessor.

Section 6.4. Alterations to Premises. Lessor reserves the right to make reasonable, necessary additions, deletions and modifications to the Premises from time to time, without the consent or approval of Lessee, and no such action shall affect this Lease in any way so long as Lessor complies with the terms and provisions hereof.

Section 6.5. Removal of Equipment. The Lessee may, at its expense, when surrendering the Premises, remove from the Premises any equipment considered to be "Trade Fixtures", as that term is defined under Indiana law, (excluding plumbing, electrical or other fixtures) attached thereto and installed by Lessee; provided, however, that all damage and injury done to the Premises by Lessee in this removal shall be paid for by Lessee to the Lessor. Lessee shall, at the termination of this Lease, surrender the Premises to Lessor in as good repair and condition as existed on the commencement of the Lease Term, reasonable wear and tear excepted.

Section 6.6. Lessor's Access. Lessor shall have the right at any reasonable time, and upon reasonable notice to Lessee, to enter upon the Premises to make repairs and any alterations or other improvements as permitted or required under this Lease. Lessee shall permit Lessor or its agent to enter upon the Premises at all reasonable times, upon reasonable notice, for the purpose of inspecting the same, performing any other services necessary for the purpose of maintaining the Premises, all as contemplated herein, and for showing the Premises to prospective tenants or purchasers thereof.

ARTICLE VII Lessor's
Nonliability and Indemnification of Lessor

Section 7.1. Nonliability for Certain Damages. Lessor and Lessor's agents and employees shall not be liable to Lessee for any injury to person or damage to property caused by the Premises becoming out of repair or by defect or failure of any structural element of the Premises or of any equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping, or flowing into the Premises or adjacent real estate, except where due to Lessor's negligence or its failure to make repairs required to be made hereunder, only after the expiration of a reasonable time after written notice to Lessor of the need for such repairs; nor shall Lessor be liable to Lessee for any loss or damage that may be occasioned by or through the acts or omissions of other persons whomsoever, excepting only duly authorized employees and agents of Lessor.

Section 7.2. Indemnification to Lessor. To the extent lawfully allowable, Lessee covenants to indemnify and save Lessor and/or its agents harmless from and against any and all liability, causes of action, suits, costs, claims, or judgments, including reasonable attorney fees, arising from injury during the term of this Lease to persons or property within or without the Premises occasioned wholly or in part by any act or acts, omission or omissions of Lessee, its agents, servants, contractors, employees, visitors or licensees, but not the negligent or willful acts or misconduct of Lessor, its agents, servants, contractors, employees, visitors or licensees.

Section 7.3. Liability and Insurance. Lessor shall maintain fire and casualty insurance for the full replacement value of the Premises during the Lease Term. Lessee shall not do anything in or about the Premises which will in any way impair or invalidate the obligation of any policy of insurance on or in reference to the Premises. In order to ensure Lessee's abilities to perform the covenants of Section 7.1 and 7.2 hereof during the term of this Lease, Lessee shall keep in full force and effect, at its expense, policy or policies of comprehensive public liability insurance with respect to the Premises and the business of Lessee, in which Lessee shall be adequately covered under reasonable limits of liability. Lessee shall furnish Lessor with certificates or other acceptable evidence that such insurance is in effect, which said policies shall cover specifically any and all contractual liability undertaking by Lessee under the terms of this Lease. Said policies shall name Lessor and Lessee as named insureds. Lessee shall be responsible for insuring the contents and personal property of Lessee within or on the Premises.

Section 7.4. Waiver of Claims and Waiver of Subrogation. Each party hereby releases the other from any liability or responsibility to such party (or anyone claiming through or under such party by way of subrogation or otherwise) for any loss or damage to property caused by fire or other perils normally covered by standard fire insurance (with extended coverage endorsements), whether or not such property is actually insured against any such loss or damage, and even if such loss or damage shall have been caused by the fault or negligence of the other party or its agents or employees. Fire and casualty insurance obtained by Lessor and any insurance obtained by Lessee for its personal property shall contain an appropriate waiver of subrogation clause for the benefit of Lessor and Lessee.

ARTICLE VIII
Assignment and Subletting

Section 8.1. Lessee agrees not to sell, mortgage, assign, or sublet this Lease, or the Premises, or any part thereof, without the prior written consent of the Lessor. Any transfer or assignment of this Lease by operation of law by the Lessee without the prior written consent of Lessor, shall make this Lease voidable at the option of Lessor; provided, however, (i) that Lessee may assign this Lease to any direct or indirect subsidiary thereof and (ii) that no prior consent shall be required from Lessor in the event of any merger of Lessee with or into, or any sale of all or substantially all of the assets of Lessee to, any entity which is a direct or indirect subsidiary or affiliate of Lessee or which is a company whose securities are listed on a recognized stock exchange or included within a recognized quotation system. Lessor may assign this Lease and its rights hereunder without the consent of Lessee, and such assignment shall not affect the rights of Lessee hereunder.

ARTICLE IX
Lessor's Covenants and Environmental Matters

Section 9.1. Lessor's Covenants. Lessor covenants and agrees as follows:

(a) That there are no judgments, liens or encumbrances against Lessor, or any third party, which adversely affect Lessee's rights under this Lease, or Lessee's ability to occupy the Premises for its intended use during the term hereof .

(b) As long as Lessee is not in default under this Lease, Lessee shall be able to peaceably possess the Premises subject to the terms and conditions of this Lease.

Section 9.2. Lessee's Environmental Representations. Lessee covenants and agrees as follows:

(a) Lessee will not cause or permit the storage, use, generation, or disposition of any Hazardous Substance, Pollutant or Contaminant (as these terms are defined hereafter) in, on or about the Premises in violation of any federal, state or local statute, ordinance or regulation. Lessee will not permit the Premises to be used or operated in a manner that may cause the Premises to be contaminated by any Hazardous Substance, Pollutant or Contaminant in violation of any hazardous materials law. Lessee will immediately advise Lessor in writing of (1) any and all governmental or regulatory actions instituted, completed or threatened pursuant to any hazardous materials laws relating to any Hazardous Substance, Pollutant or Contaminant affecting the Premises, and (2) all claims made or threatened by any third party against Lessee, Lessor, or the Premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any hazardous materials on or about the Premises. Without Lessor's prior written consent, Lessee will not take any remedial action or enter into any agreements or settlements in response to the presence of any Hazardous Substance, Pollutant or Contaminant in, on, or about the Premises.

(b) "Hazardous Substance" shall mean and include any material that contains any one or more of the following:

(i) A hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.9601(l) as amended, or 40 C.F.R. Part 302 as amended;

(ii) Any substance containing petroleum as that term is defined in Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. ss.6991 or 40 C.F.R.ss.280. 1; and

(iii) Each other substance and material defined or designated as a hazardous or toxic substance, material or waste by any federal, state or local statute, ordinance, rule or regulation.

(c) "Pollutant or Contaminant" shall have the meaning provided in Section 1004(a)(2) of CERCLA, 42 U.S.C.ss.9604(a)(2).

(d) Lessee will be solely responsible for, and will defend, indemnify and hold Lessor, its agents and employees, harmless from and against all claims, and liabilities, including attorneys' fees and costs, arising out of or in connection with Lessee's breach of its obligations in sub-paragraph (a) above. Lessee will be solely responsible for and will defend, indemnify, and hold Lessor, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Premises to their condition existing prior to the appearance of Hazardous Substance, Pollutant or Contaminant on the Premises, as referenced in this Lease. Lessee's obligations under this paragraph will survive the expiration or other termination of this Lease.

ARTICLE X
Damage by Fire or Other Casualty

Section 10.1. Lessee agrees that if, during the continuance of this Lease, the Premises shall be so injured by fire or other casualty as to render the same untenantable, then Lessor and Lessee shall have an option to cancel this Lease by notice in writing to the other party, and in case of such cancellation, rent which has been paid by Lessee in advance shall be prorated to the date of such fire or casualty, and any portion attributable to any period following such fire or casualty shall be returned to Lessee. If Lessor repairs such injury, the rent, or proportionate part thereof, according to the nature and extent of injury, shall be abated until the Premises have been repaired by Lessor.

ARTICLE XI
Default

Section 11. 1. Default by Lessee. A default by Lessee will have occurred under this Lease if any one or more of the following has occurred:

(a) Lessee fails to pay the full amount of any installment of rent when due and such failure continues for a period of ten (10) days; or

(b) Lessee fails to observe or perform any other provision of this Lease for twenty (20) days after Lessor has given Lessee written notice of the nature of Lessee's failure; except if such performance cannot be completed within twenty
(20) days and provided Lessee commences to cure such default within that time;
or

(c) Lessee files a petition in bankruptcy, seeks the appointment of a receiver under state law or Lessee consents to or acquiesces in such a petition or appointment of a receiver or liquidator, or Lessee makes an assignment for the benefit of creditors; or

(d) Lessee admits its inability to pay debts as they become due, or Lessee fails to obtain a dismissal of any petition under the bankruptcy law or for a receiver or liquidator under state law within thirty (30) days after the commencement of that proceeding; or

Section 11.2. Remedies of Lessor for Default by Lessee. Upon Lessee's default, in addition to all other rights or remedies available under law or equity, Lessor may at Lessor's option, and pursuant to applicable law, re-enter and retake possession of the Premises, and move Lessee's property in storage at a public warehouse at the expense and risk of loss to Lessee; may make repairs, changes, alterations or additions in or to the Premises which may be necessary and convenient; may re-let the Premises, or any part thereof, on such terms, conditions, and rentals as Lessor may deem proper; and Lessor may, at Lessor's option, either terminate and cancel this Lease or Lessor may apply the proceeds that may be collected from said re-letting, less the expenses of so doing, on rent to be paid by Lessee, and hold Lessee liable for any balance that may be due under this Lease.

Section 11.3. Lessor's Default. Should Lessor fail to perform or observe any covenant or condition contained in this Lease, or should otherwise be in breach of any provision of this Lease, Lessee may terminate this Lease, or may, in addition to any other right or remedy of the Lessee at law or otherwise, perform the same for the account of Lessor and the amount of any sums paid by Lessee for such purpose shall be immediately paid by Lessor to Lessee. If Lessor shall fail to immediately pay same, Lessee may deduct the amount of such sum paid in curing Lessor's default from the rent due on the next or any succeeding rent payment date.

Section 11.4. Attorney's Fees. Notwithstanding any other provision of this Lease, should either party at any time terminate this Lease for material breach or material default, the non-defaulting party may recover from the defaulting party all damages such non-defaulting party may incur by reason of such breach, including reasonable attorney fees, all of which amounts shall be immediately due and payable from the defaulting party to the non-defaulting party.

ARTICLE XII
Lessee's Failure to Perform

Section 12.1. If Lessee shall at any time fail to make any payment, or to perform any other act on its part to be made or performed as in this Lease provided within twenty (20) days following written notice, then Lessor may, but shall not be obligated to do so, and without waiving or releasing Lessee from any such obligations, effect any such insurance coverage, pay the premiums therefor, and make any other payment or perform any other act on the part of Lessee to be made, done or performed as in this Lease provided, and, in exercising such rights, or any of them, pay necessary and incidental costs and expenses, including reasonable attorneys fees, penalties and interest. Amounts so paid by Lessor shall be payable by Lessee to Lessor on demand or, at the option of Lessor, may be added to any rent then due or to become due, and the same may be collected by Lessor with all of the rights and remedies provided in the case of default on account of nonpayment of rent.

ARTICLE XIII Mortgages of Lessor

Section 13.1. Lessor's Right to Mortgage. Lessor shall have the right to mortgage, pledge or otherwise encumber the Premises and assign this Lease as additional security for any such mortgage, pledge or encumbrance. This Lease shall be subject and subordinate to the lien of any present or future mortgage, pledge or encumbrance which Lessor may place upon the Premises and to all terms, conditions and provisions thereof, to all advances made and to any renewals, extensions, or modifications thereof. If this Lease is in full force and effect and there are no defaults hereunder on the part of Lessee, Lessee's right to possession of the Premises and Lessee's rights arising out of this Lease shall not be affected or disturbed by the mortgagee or other secured party in the exercise of any of its rights under the mortgage, pledge or encumbrance or any note or other evidence of indebtedness secured thereby.

ARTICLE XIV   Miscellaneous Provisions

Section 14.1. Waiver. Any waiver by Lessor of the breach of any term, covenant and condition herein contained shall not be deemed to be a general waiver of such term, condition, or covenant, or any subsequent breach of the same, or any other term, covenant or condition herein contained. A subsequent acceptance of rent by Lessor shall not be deemed to be a waiver of any preceding breach of Lease by Lessee of any term, condition or covenant of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

Section 14.2. Force Majeure. Lessor or Lessee, as the case may be, shall not be responsible or liable for loss or damage by reasons of acts of God, fire, flood and other natural causes, war, embargoes, labor disputes, acts of sabotage, riots, accidents, voluntary or mandatory compliance with any governmental act, regulation or request, shortage of labor or materials, vandalism, lockouts, shortage of fuel, power or water or any other cause or causes beyond the control of the appropriate party. In the event of any of the aforesaid conditions, the time for performance of obligations hereunder shall be extended proportionately for a reasonable period of time.

Section 14.3. Lessor agrees Lessee may terminate this Lease, without penalty or liability, provided that Lessee agrees to rent from Lessor equal or comparable space with terms commensurate with this Lease.

Section 14.4. Governing Law. This Lease has been executed under and shall be governed by the laws of the State of Indiana.

Section 14.5. Successors in Interest - The terms and conditions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their successors and assigns.

Section 14.6. Notices. All notices and demands which may, or are required, to be given by either party to the other hereunder shall be in writing and shall be sent by United States certified or registered mail, postage prepaid, addressed:

IF TO LESSEE:

Tower Bank Financial Corporation c/o Kevin Patrick, Vice President 116 E. Berry Street Fort Wayne, Indiana 46802

With a copy to:

Michael P. O'Hara
Barrett & McNagny 215 E. Berry Street P. 0. Box 2263
Fort Wayne, Indiana 46801

IF TO LESSOR:

Opal Development, Inc.
c/o Dennis Opal, President
2859 Northpark Avenue, Suite 213 Huntington, Indiana 46750

or to such other firm or to such other place as Lessor may from time to time designate in writing.

Section 14.7. Consent. Any consent or approval required of Lessor herein shall not be unreasonably withheld.

IN WITNESS WHEREOF, the parties hereto have executed this Lease this 16th day of February, 1999.

"LESSOR"  - OPAL DEVELOPMENT, INC. By: /S/ Dennis Opal   Its:  President
"LESSEE" - TOWER FINANCIAL CORPORATION By: /S/ Curtis A. Brown Its: Chief Operating Officer

EXHIBIT A

Legal Description

Legal Description of 2855 Northpark Ave., Suite 105, Unit A5:

North Park Professional Village Lot "A", 1.16 acres, Pt Tracts 3 - 17 & 18 Res. 10 Sec. T28N, R9E

Parcel ID Number:   #0140770900